Exhibit 10.1

IG ACQUISITION CORP.
251 Park Avenue South, 8th Floor
New York, NY 10010

January 6, 2023

BY EMAIL

PlayUp Limited
Maple Grove Holdings Public Limited Company
Project Maple Merger Sub, LLC
c/o Maple Grove Holdings PLC
48 Epsom Road
Zetland NSW 2107 Australia

Ladies and Gentlemen:

NOTICE OF TERMINATION

Reference is made to that certain Business Combination Agreement, dated as of September 22, 2022 (the “BCA), by and among IG Acquisition Corp., a Delaware corporation (“SPAC”), PlayUp Limited, an Australian public company with Australian Company Number (ACN) 612 529 307 (the “Company”), Maple Grove Holdings Public Limited Company, a public limited company incorporated in the Republic of Ireland with registered number 725881 (“Parent”), and Project Maple Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”). Reference is further made to that certain Scheme Implementation Deed, dated as of September 22, 2022 (the “SID”), by and among SPAC, the Company and Parent. Each capitalized term used but not otherwise defined herein has the meaning ascribed to such term in the BCA.

This letter serves as written notice to the Company, Parent and Merger Sub that SPAC is hereby terminating the BCA pursuant to Section 9.01(e) of the BCA and that such termination is effective immediately. This letter also serves as written notice to the Company and Parent that SPAC is hereby terminating the SID pursuant to clause 11.1(d) of the SID and that such termination is effective immediately.

Under Section 7.13 of the BCA, the Company is required to use its commercially reasonable efforts to deliver its audited financial statements prepared in accordance with the auditing standards of the PCAOB and presented in accordance with IFRS (the “Company Financial Statements”) by October 31, 2022. Despite SPAC’s repeated requests for the Company Financial Statements, the Company has failed to deliver the Company Financial Statements and has provided no indication of when the Company Financial Statements will be delivered or if they will be delivered at all. The Company’s breach of Section 7.13 of the BCA constitutes a Terminating Company Breach.

Section 7.01 of the BCA, which incorporates clause 3.4 of the SID, requires that the parties to the SID prepare and file the preliminary Registration Statement / Proxy Statement with the SEC as soon as practicable after the date of the SID. In order to prepare and file preliminary Registration Statement / Proxy Statement, the Company and Parent must first deliver a draft of the Parent Registration Statement to SPAC, which includes the Company Financial Statements. Despite SPAC’s repeated requests for a draft of the Parent Registration Statement, the Company and Parent have failed to deliver a draft of the Parent Registration Statement and have provided no indication of when the Parent Registration Statement will be delivered or if it will be delivered at all. Indeed, Representatives of the Company have advised SPAC that its counsel has ceased working on the Parent Registration Statement. The Company’s and Parent’s breach of Section 7.6 of the BCA constitutes a Terminating Company Breach.

The aforementioned Terminating Company Breaches have caused undue delay and are not capable of being cured in a manner that would permit the Closing to occur by the End Date and, therefore, no cure period in respect of the Terminating Company Breaches applies.

This letter is non-exhaustive and SPAC reserves all of its rights and remedies.

Very truly yours,

IG ACQUISITION CORP.

By:	/s/ Christian Goode
	Name:	Christian Goode
	Title:	CEO

cc:	DLA Piper Australia (by email) DLA Piper LLP (US) (by email) Paul, Weiss, Rifkind, Wharton & Garrison LLP (by email)